Exhibit 14(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-6 (File Nos. 333-45963 and 811-7337) of our report dated March 30, 2009 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Protective Life Insurance Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and is included in Post-Effective Amendment No. 15 to the Registration Statement on Form N-6 (File Nos. 333-45963 and 811-7337).  We also consent to the incorporation by reference in this Registration Statement on Form N-6 of our report dated April 24, 2009, relating to the financial statements of The Protective Variable Life Separate Account, which is included in Post-Effective Amendment No. 15 to the Registration Statement on Form N-6 (File Nos. 333-45963 and 811-7337).

PricewaterhouseCoopers LLP
Birmingham, AL
October 28, 2009